Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ISSUABLE UPON THE EXERCISE OF THE OPTION EVIDENCED HEREBY (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

INVESTMENT OPTION AGREEMENT

INVESTMENT OPTION AGREEMENT, dated as of October 11, 2017 (this “Agreement”), by and between Helios and Matheson Analytics Inc., a Delaware corporation (“Helios”), and MoviePass Inc., a Delaware corporation (“MoviePass”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to those terms in the Purchase Agreement (as defined below).

WHEREAS, Helios and MoviePass are parties to a Securities Purchase Agreement, dated August 15, 2017 (as may be amended from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Helios agreed to purchase such number of shares of MoviePass common stock, $0.0001 par value per share (the “Common Stock”), equal to 51% of the then outstanding shares of Common Stock of MoviePass (on a fully-diluted basis, giving effect to the payment or conversion of any notes that convert into MoviePass capital stock that are outstanding immediately prior to the Closing, but excluding any outstanding options to purchase shares of Common Stock and warrants to purchase shares of MoviePass’ capital stock and the shares of Common Stock issuable upon conversion of the Kelly Note) for an aggregate purchase price of up to $27,000,000;

WHEREAS, on October 6, 2017, Helios and MoviePass entered into an amendment to the Purchase Agreement (the “Amendment”), pursuant to which the amount of shares of Common Stock to be purchased by Helios at the Closing was increased to 51.71% of the then outstanding shares of Common Stock for an aggregate purchase price of $28,500,000 and $5,000,000 to be loaned under the Helios Note on the 90th calendar day following the Closing was accelerated and provided to MoviePass as of the date of the Amendment; and

WHEREAS, in consideration of the transactions contemplated by the Amendment, MoviePass desires to grant an option, and Helios desires to acquire an option, to purchase such additional number of shares of Common Stock equal to an additional 8.7% of the Currently Outstanding Shares of Common Stock (as defined below) for an aggregate purchase price of up to $20,000,000 (the “Maximum Option Amount”).

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, MoviePass and Helios hereby agree as follows:

1.           Grant of Option; Term; Exercise Price.

(a)       Subject to the terms and conditions herein, MoviePass hereby grants to Helios an option (the “Option”) to purchase up to that number of shares of MoviePass’ common stock (such shares of common stock being referred to herein as the “Option Shares”) equal to 8.7% of the Currently Outstanding Shares of Common Stock of MoviePass as of the date hereof. For purposes of this Agreement, “Currently Outstanding Shares of Common Stock” means the sum of (i) all shares of Common Stock outstanding as of the date hereof, (ii) all shares of Common Stock issuable upon conversion of outstanding Preferred Stock as of the date hereof, (iii) all shares of Common Stock issuable assuming the conversion in full of any convertible notes of MoviePass outstanding as of the date hereof (the “Currently Outstanding Notes”) that convert into MoviePass capital stock, including the Kelly Note, and (iv) all shares of Common Stock issuable to Helios at Closing assuming that Closing occurred on the date hereof and giving effect to (i), (ii) and (iii) above.

(b)       The Option is exercisable, in whole or in part, by Helios’ delivery to MoviePass of an Exercise Notice at any time from the date of this Agreement until 5:00 p.m. Eastern Time on the thirtieth (30th) day following the delivery by MoviePass to Helios of (i) its audited financial statements for the years ended December 31, 2016 and 2015 with the corresponding audit report and (ii) its reviewed unaudited interim financial statements for the periods ended September 30, 2017 and 2016 (the “Exercise Period”). For the avoidance of doubt, Helios may exercise the Option multiple times up to the Maximum Option Amount.

(c)       The exercise price per Option Share (the “Exercise Price”) shall be equal to the quotient of (x) $210,000,000 divided by (y) the Currently Outstanding Shares of Common Stock. Notwithstanding the foregoing, to the extent the Option is exercised prior to the Closing, then MoviePass shall issue Helios a subordinated convertible promissory note (the “Option Note”), in substantially the same form as the MoviePass Note, pursuant to and in accordance with the Amended Note Purchase Agreement, in the principal amount equal to the aggregate Exercise Price and, immediately upon the Closing, MoviePass shall issue the Option Shares to Helios in accordance with Subsection 2(a)(ii) below, and upon such issuance the Option Note shall be deemed satisfied in full (it being understood that if the Purchase Agreement is terminated prior to the Closing, such Option Note shall remain outstanding in accordance with its terms); provided, however, that in the event that any of the Currently Outstanding Notes are not converted into Common Stock at or prior to Closing, but are instead repaid by MoviePass in cash, the number of Currently Outstanding Shares of Common Stock shall be adjusted to reflect such repayment and, accordingly, the number of Option Shares deliverable to Helios at Closing pursuant to this Agreement and the Option Note shall be proportionately reduced.

(d)       The Exercise Price shall be payable in cash.

2.           Exercise Procedure.

(a)       Procedure.

(i)       Helios may exercise the Option, in whole or in part, at any time during the Exercise Period, by delivering to MoviePass a written notice duly signed by Helios indicating that Helios is exercising the Option and stating the form of consideration to be paid pursuant to Subsection 1(d) above (the “Exercise Notice’). The Option shall not be deemed exercised, however, until full payment in an amount equal to the full purchase price for the Option Shares in accordance with Subsection 1(d) above has been made. Helios may withdraw the Exercise Notice and elect not to exercise the Option at any time before making full payment.

(ii)       Subject to Subsection 1(c) above, following receipt by MoviePass of such Exercise Notice and full payment of the Exercise Price, MoviePass shall issue, as soon as practicable, in certificate form the Option Shares in the name as designated by Helios.

(b)       Legend. The Option Shares and any securities issued in respect of or exchange for the Option Shares, as applicable, may be notated with the following legend to the extent the Option Shares are not registered with the SEC for resale or available for resale without restriction under Rule 144 under the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

3.           Rights of Helios. Helios shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such Option Shares shall have been issued to Helios (as evidenced by the appropriate entry on the transfer books of MoviePass). MoviePass will give written notice to Helios at least fifteen (15) days prior to the date on which MoviePass closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any securities or rights to purchase stock, warrants, securities or other property to all (or substantially all) holders of shares of Common Stock or (C) for determining rights to vote with respect to any merger, reorganization, sale of substantially all assets, dissolution, liquidation, recapitalization, stock split or stock combination, provided in each case that if the Common Stock is then listed on Nasdaq or NYSE such information shall be made known to the public prior to or in conjunction with such notice being provided to Helios.

4.           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent and affirmatively confirmed as received, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4. If notice is given to MoviePass, a copy shall also be sent to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, attention: Barry I. Grossman, Esq., telephone: (212) 370-1300, e-mail: bigrossman@egsllp.com and if notice is given to Helios, a copy shall also be given to Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Blvd., Los Angeles, CA 90064, attention: Kevin Friedmann, Esq., telephone: (310) 312-3106, e-mail: kxf@msk.com.

5.           Binding; Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.           Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.           WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

9.           Governing Law. This Agreement shall be governed by the internal law of the State of New York without giving effect to the conflicts of laws principles thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Option Agreement as of the date first set forth above.

MOVIEPASS INC.:

By:	/s/ Mitch Lowe
	Name:	Mitch Lowe
	Title:	Chief Executive Officer

Address:	175 Varick Street
Suite 604
New York, New York 10012

[MoviePass Signature page to Investment Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Option Agreement as of the date first set forth above.

HELIOS AND MATHESON ANALYTICS INC.:

By:	/s/ Theodore Farnsworth
	Name:	Theodore Farnsworth
	Title:	Chief Executive Officer

Address:	Empire State Building
350 5th Avenue
New York, New York 10018

[Helios Signature page to Investment Option Agreement]